UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2011

Behringer Harvard Mid-Term Value Enhancement Liquidating Trust
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51292	71-0897613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600
Addison, Texas  75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1600
(Registrant’s telephone number, including area code)

Behringer Harvard Mid-Term Value Enhancement Fund I LP
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 2.01         Completion of Acquisition or Disposition of Assets.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference.

Item 8.01         Other Events.

On February 16, 2011 (the “Effective Date”), Behringer Harvard Mid-Term Value Enhancement Fund I LP (the “Partnership”) completed its liquidation pursuant to a Plan of Liquidation (the “Plan”) adopted by its general partners, which provided for the formation of a liquidating trust for the purpose of completing the liquidation of the assets of the Partnership followed by a dissolution of the Partnership.

In furtherance of the Plan, the Partnership entered into a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) with Behringer Harvard Advisors I LP, one of the general partners of the Partnership, as managing trustee (the “Managing Trustee”), and CSC Trust Company of Delaware, as resident trustee (the “Resident Trustee”), in connection with the formation of the Behringer Harvard Mid-Term Value Enhancement Liquidating Trust (the “Liquidating Trust”).  As of the Effective Date, each of the holders of limited partnership units in the Partnership received a pro rata beneficial interest in the Liquidating Trust in exchange for such holder’s interest in the Partnership.

In accordance with the Plan and the Liquidating Trust Agreement, the Partnership has transferred all of its remaining assets and liabilities to the Liquidating Trust to be administered, disposed of or provided for in accordance with the terms and conditions set forth in the Liquidating Trust Agreement.

The purpose of the Liquidating Trust is to wind up the Partnership’s affairs and liquidate the Partnership’s assets, including, but not limited to, the sale of its remaining real estate assets, to make appropriate provision for the Partnership’s remaining obligations and to make special distributions to the investors of available liquidation proceeds.  Pursuant to the Liquidating Trust Agreement, the Managing Trustee is entitled to receive the same compensation and expense reimbursements that the general partners of the Partnership were entitled to receive.  The existence of the Liquidating Trust will terminate upon the earliest of (i) the distribution of all of the Liquidating Trust’s assets in accordance with the terms of the Liquidating Trust Agreement, or (ii) the expiration of a period of three years from the Effective Date.  The existence of the Liquidating Trust may, however, be extended beyond the three year term if the Managing Trustee determines that an extension is reasonably necessary to wind up the affairs of this Liquidating Trust.

On the Effective Date, the Partnership filed a Form 15 with the Securities and Exchange Commission to terminate the registration of the limited partnership units in the Partnership under the Securities Exchange Act of 1934.  Accordingly, the Partnership will cease filing reports under that act. However, the Managing Trustee will cause the Liquidating Trust to file with the Securities and Exchange Commission annual reports on Form 10-K using Partnership’s file number (File No. 000-51292) showing the assets and liabilities of the Liquidating Trust at the end of each calendar year and describing the changes in the assets and liabilities of the Liquidating Trust and the actions taken by the Managing Trustee during the period.  The Managing Trustee will also cause the Liquidating Trust to file current reports on Form 8-K using Partnership’s file number (File No. 000-51292) whenever an event occurs for which Form 8-K requires such report to be filed for the Liquidating Trust or to disclose material events relating to the Liquidating Trust or its assets.

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The foregoing summary is qualified in its entirety by the Plan of Liquidation and the Liquidating Trust Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, and a form of investor letter attached hereto as Exhibit 99.1 anticipated to be mailed to the investors in the Partnership on or about February 22, 2011, each of which is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

(b)	As a result of the transfer of the Partnership’s assets and liabilities to the Liquidating Trust, the impact on the pro forma consolidated financial statements results in an ending balance of zero.

(d)	Exhibits.

10.1	Plan of Liquidation

10.2	Liquidating Trust Agreement

99.1	Form of Investor Letter

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT LIQUIDATING TRUST

	By:	Behringer Harvard Advisors I LP
Managing Trustee

Dated: February 16, 2011		By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal
and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Plan of Liquidation

10.2	Liquidating Trust Agreement

99.1	Form of Investor Letter